Exhibit 2.1

State of Delaware

Secretary of State
Division of Corporations
Delivered 05:01 PM 06/03/2004
FILED 05:01 PM 06/03/2004
SRV 040414908 - 3813471 FILE

CERTIFICATE OF INCORPORATION

OF

B2Digital, Incorporated

1. The name of the corporation is: B2Digital, Incorporated

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

To acquire by purchase, subscription or otherwise, and to receive, hold own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, chooses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United State of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

To borrow or raise money ;or any of the purposes of the corporation and, from time to time without limit as amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of the corporation's property and assets, or any interest therein, wherever situated.

In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation.

The business and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this Certificate of Incorporation, but the business rind purposes specified in each of the foregoing clauses of this article shall he regarded as independent business and purposes.

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_____________________

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4. The total number of shares which the corporation shall have authority to issue is. five hundred million (500,000,000) shares of common stock with a par value of $.01.

At all elections of the directors of the corporation, each stockholder shall be entitled to as many votes as shall equal the number of votes which (except for such provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

The holders of B2Digital, Inc. shall, upon the issuance or sale of shares of stock of any class (whether now or hereafter authorized) or any securities convertible into such stock, have the right, during such period of time and on such conditions as the board of directors shall prescribe, to subscribe to and purchase such shares or securities in proportion to their respective holding of, at such price or prices as the board of directors may from time to time fix and as may be permitted by law.

5. The name and mailing address of each incorporator is as follow:

NAME	MAILING ADDRESS

Robert C. Russell Stephen J. Boylan Marcia A. Pearlstein	1926 Hollywood Blvd., Suite 208 Hollywood, Fla. 33020 1926 Hollywood Blvd., Suite 208 Hollywood, Fla. 33020 1926 Hollywood Blvd., Suite 208 Hollywood, Fla 33020

The name and mailing address of each person who is to serve as director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

NAME	MAILING ADDRESS

Robert C. Russell Stephen J. Boylan Marcia A. Peartstein	1926 Hollywood Blvd., SuitE 208 Hollywood, Fla, 33020 1926 Hollywood Blvd., Suite 208 Hollywood, Fla. 33020 1926 Hollywood Blvd., Suite 208 Hollywood, Fla. 33020

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6. The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

To make, alter or repeal the by-laws of the corporation.

To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

To designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw of the corporation.

When and as authorized by the stockholders in accordance with law, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

8.       Elections of directors need not be by written ballot unless the bylaws of the corporation shall provide.

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and /or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and said reorganization shall, If sanctioned by the court to which the said application has been made, be minding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the ease may be, and also on this corporation.

9       The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

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10.       A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

We, THE UNDERSIGNED, incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 2nd Day of June, 2004.

/s/Robert Charles Russell

Robert Charles Russell, President & Chief Executive Officer

/s/ Stephen J. Boylan

Stephen J. Boylan, Chief Operating Officer

/s/ Marcia A. Pearlstein

Marcia A. Perlstein, Interim Chief Financial Officer, Corporate Secretary

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State of Delaware
Secretary of State
Division of Corporations
Delivered 12:10 PM 06/16/2004
FILED 11:31 AM 06/16/2004
SRV 040443730 - 3813471 FILE

CERTIFICATE OF AMENDMENT

OF

*CERTIFICATE OF INCORPORATION

BEFORE PAYMENT OF CAPITAL

OF

B2Digital, Incorporated

B2Digital, Incorporated, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That Article 4 of the Certificate of Incorporation be and it hereby is amended to read as follows:

The total number of shares which the corporation shall authority to issue is: five hundred million (500,000,000) shares of common stock with a par value of $.001.

SECOND: That the corporation has not received any payment for any of its stock.

THIRD: That the amendment was duly adopted in accordance with the provisions of section 241 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said B2Digital, Incorporated, has caused this Certificate to be signed by Robert Charles Russell, its Chairman and Chief Executive Officer, this 16th day of June, 2004.

By: /s/ Robert Charles Russell
Chairman & Chief Executive Officer

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State of Delaware
Secretary of State
Division of Corporations
delivered 01:02 PM 07/06/2004
FILED 12:57 PM 07/05/2004
SRV 040494165 - 3813471 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

BEFORE PAYMENT OF CAPITAL

OF

B2Digital, Incorporated

B2Digital, Incorporated, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That Stephen J. Boylan be replaced as a member of the board of directors with Igor Loginov.

SECOND: That the Corporation has not received any payment for any of its stock.

THIRD: That the amendment was duly adopted in accordance with the provisions of section 241 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said B2Digital, Incorporated, has caused this Certificate to be signed by Robert Charles Russell, Its Chairman and Chief Executive Officer, this 6th day of July, 2004.

By: /s/ Robert Charles Russell
Chairman & Chief Executive Officer

*Any authorized officer or the Chairman or Vice-Chairman of the Board of Directors may execute this certificate.

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State of Delaware
Secretary of State
Division of Corporations
Delivered 02:09 PM 07/20/2004
FILED 02:00 PM 07/20/2004
SRV 040530278 - 3813471 FILE

CERTIFICATE OF MERGER
of
TELECOMMUNICATION PRODUCTS, INC.
(A Colorado Corporation)
and
B2DIGITAL, INC.
(A Delaware Corporation)

The undersigned corporation

DOES HEREBY CERTIFY:

FIRST: That the names and states of incorporation of each of the constituent corporations of the merger are as follows:

NAME	STATE OF INCORPORATION
Telecommunication Products. Inc.	Colorado
B2Digital, Inc.	Delaware

SECOND: That an Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of Delaware.

*THIRD: That the name of the surviving corporation of the merger is B2 Digital Inc., a Delaware corporation.

FOURTH: That the *Certificate of Incorporation of B2Digital, Inc. a Delaware corporation, which is the surviving corporation, shall continue in full force and effect as the Certificate of Incorporation of the surviving corporation.

FIFTH: That the executed Agreement of Merger is on file at the principal place of business of the surviving corporation, the address of which is 1926 Hollywood Boulevard, Suite 208, Hollywood, FL. 33020

SIXTH: That a copy of the Agreement of Merger will be furnished, on request and without cost, to any stockholder of any constituent corporation.

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SEVENTH: The number of outstanding shares of Telecommunication Products is 74,746,701 at .001 par value.

EIGHTH: That this Certificate of Merger shall be effective on July 20, 2004.

Dated: 7/20/04	B2Digital, Inc.

By: /s/ Robert Russell
Robert Russell
Chairman & CEO

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Secretary of State

Division of Corporations

Delivered 05:27 PM 12/23/2004

FILED 05:18 PM 12/23/2004

SRS' 040938792 - 3813471 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

B2DIGITAL, INCORPORATED, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of B2Digital, Incorporated, be amended by changing the first paragraph of the Fourth Article thereof so that, as amended, the first paragraph of said Article shall read as follows:

"4. The total number of shares which the corporation shall have authority to issue is: Nine Hundred Million (900,000,000) shares of common stock, $.001 par value and Fifty Million (50,000,000) shares of preferred stock, $.001 par value (the "Preferred Stock"). The Preferred Stock may be divided into and issued in series. The Board of Directors shall have the authority by resolution, duly adopted from time to time, to divide and issue the Preferred Stock in series and to fix and determine the voting powers, other powers, designations, preferences, rights, qualifications, limitations and restrictions of any series of Preferred Stock so established."

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the amendment has been given as provided in Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective on January 12, 2005.

IN WITNESS WHEREOF, said B2Digital, Incorporated, has caused this certificate to be signed by Robert Russell, its Chief Executive Officer, this 8th day of December, 2004.

By: /s/ Robert Russell

Robert Russell
Chief Executive Officer

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 State of Delaware
Secretary of State
Division of Corporations

Delivered 10:26 PM 01/18/2005
FILED 10:26 PM 01/18/2005
SRV 050042979 - 3813471 FILE

CERTIFICATE OF DESIGNATIONS, POWERS

PREFERENCES AND RIGHTS OF SERIES A

CONVERTIBLE
PREFERRED STOCK

-OF-

B2DIGITAL, INCORPORATED

a Delaware Corporation

Pursuant to Section 151 of the General Corporation Law of the State of Delaware, the undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors (the "Board of Directors") of B2Digital, Incorporated., a Delaware corporation (the "Corporation"), by a written consent to action dated January 12, 2005:

RESOLVED, that there be, and hereby is, created out of the class of 50,000,000 shares of preferred stock of the Corporation, par value $.001 per share, a series of preferred stock with the following designations, powers, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions (this instrument hereinafter referred to as the " Designation"):

1.            DEFINITIONS

Common Stock. The term "Common Stock" shall mean all shares now or hereafter authorized of any class of Common Stock of the Company and any other stock of the Company, howsoever designated, authorized after the Issue Date, which has the right (subject always to prior rights of any class or series of Preferred Stock) to participate in the distribution of the assets and earnings of the Company without limit as to per share amount.

Issue Date. The term "Issue Date" shall mean the date that shares of Series A Preferred are first issued by the Company.

Junior Stock. The term "Junior Stock" shall mean, for purposes of these resolutions, any class or series of stock of the Company authorized after the Issue Date not entitled to receive any dividends in any dividend period unless any dividends required to have been paid or declared and set apart for payment on the Series A Preferred shall have been so paid or declared and set apart for payment and, for purposes of these resolutions, shall mean Common Stock and any other class or series of stock of the Company authorized after the Issue Date not entitled to receive any assets upon liquidation, dissolution or winding up of the affairs of the Company until the Series A Preferred shall have received the entire amount to which such stock is entitled upon such liquidation, dissolution or winding up.

Parity Stock. The term "Parity Stock" shall mean, for purposes of these resolutions the Common Stock and any other class or series of stock of the Company authorized after the Issue Date entitled to receive payment of dividends subject only to those preferential rights of dividends granted to the Series A Preferred, if any, and, for purposes of these resolutions, shall mean any class or series of stock of the Company authorized after the Issue Date entitled to receive assets upon liquidation, dissolution or winding up of the affairs of the Company subject to only those preferential rights and preference granted to the Series A Preferred.

Senior Stock. The term "Senior Stock" shall mean, for purposes of these resolutions, any class or series of stock of the Company authorized before the Issue Date of the Series A Preferred except for those preferential rights as granted herein but the right to receive dividends providing any dividends granted to the Series A Preferred shall have been paid or set aside to be paid, and, for purposes of these resolutions, shall mean any class or series of stock of the Company authorized after the Issue Date ranking equal to the Series A Preferred and the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of the Company except for those preferential rights granted to the Series A Preferred herein.

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2.            Rights, Powers and Preferences

The Series A Preferred shall have the voting powers, preferences and relative, participating, optional and other special rights, qualifications, limitations and restrictions as follows:

A.	Designation and Amount. Out of the Fifty Million (50,000,000) shares of the $.001 par value authorized preferred stock, Two Million (2,000,000) shares shall be designated as shares of "Series A Convertible Preferred Stock."

B.	Rank, The Series A Preferred shall be senior to the Common Stock and any other series or class of the Company's Preferred Stock.

C.	Liquidation Rights.

(1)	In the event of any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the holders of the Series A Preferred then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders, before any payment or declaration and setting apart for payment of any amount shall be made in respect of any outstanding capital stock of the Company, an amount equal to Two Dollars and Forty Cents ($2.40) per share, plus the Redemption provision (as defined below). Then all of the assets of the Company available to be distributed shall be distributed ratably to the holders of the Series A Preferred and then to the holders of other outstanding shares of capital stock of the Company. If upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the assets to be distributed to the holders of the Series A Preferred shall be insufficient to permit the payment to the holders thereof the full preferential amount as provided herein, then such available assets shall be distributed ratably to the holders of the Series A Preferred.

(ii)	None of the following events shall be treated as or deemed to be a liquidation hereunder:

(a)	A merger, consolidation or reorganization of the Company;

(b)	A sale or other transfer of all or substantially all of the Company's assets;

(c)	A sale of 50% or more of the Company's capital stock then issued and outstanding;

(d)	A purchase or redemption by the Company of stock of any class; or

(e)	Payment of a dividend or distribution from funds legally available therefor.

D.	Voting Rights. On all matters to be voted on by the holders of Common Stock, the Holders of the Series A Preferred shall be entitled to Two Hundred and Forty (240) votes for each share of Series A Preferred held of record. On all such matters, the holders of Common Stock and the Holders of Series A Preferred shall vote together as a single class. If the Company effects a stock split which either increases or decreases the number of shares of Common Stock outstanding and entitled to vote, the voting rights of the Series A Preferred shall not be subject to adjustment unless specifically authorized.

3.       Conversion

The Series A Preferred shall have the following conversion rights (the "Conversion Rights"):

A.	Holder's Optional Right to Convert. Each share of Series A Preferred shall be convertible, at the option of the holder(s), on the Conversion Basis (as set forth below) in effect at the time of conversion. Such right to convert shall commence as of the Issue Date and shall continue thereafter for a period of Ave years, such period ending on the fifth anniversary*of the Issue Date. In the event that the holder(s) of the Series A Preferred elect to convert such shares into Common Stock, the holder(s) shall have sixty (60) days from the date of such notice in which to tender their shares of Series A Preferred to the Company.

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B.	Conversion Basis. Each share of Series A Preferred shall be convertible into two hundred and forty (240) shares of the Company's Common Stock.

C.	Mechanics of Conversion. Before any holder of Series A Preferred shall be entitled to convert the same into shares of Common Stock, such holder shall (i) give written notice to the Company, at the office of the Company or of its transfer agent for the Common Stock or the Preferred Stock, that he elects to convert the same and shall state therein the number of shares of Series A Preferred being converted; and (ii) surrender the certificate or certificates therefor, duly endorsed. Thereupon the Company shall promptly issue and deliver to such holder of Series A Preferred a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled. The conversion shall be deemed to have been made and the resulting shares of Common Stock shall be deemed to have been issued immediately prior to the close of business on the date of such notice and surrender of the shares of Series A Preferred.

D.       Adjustments to the Conversion Basis.

(i)	Stock Splits and Combinations. Subject to the Protective Provisions (as defined below), if at any time after the Company first issues the Series A Preferred and while any of the shares of Series A Preferred remain outstanding, if the Company shall effect a subdivision or combination of the Common Stock, the Conversion Basis then in effect immediately before that subdivision or combination shall be proportionately adjusted. Any adjustment shall become effective at the close of business on the date the subdivision or combination becomes effective.

(ii)	Reclassification, Exchange or Substitution. At any time after the Company first issues the Series A Preferred and while any of the shares of Series A Preferred remain outstanding, if the Common Stock issuable upon the conversion of the Series A Preferred shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets), then and in each such event the holder of each share of Series A Preferred shall have the right thereafter to convert such shares into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series A Preferred might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustments as provided herein.

(iii)	Reorganization, Mergers, Consolidations or Sales of Assets. At any time after the Company first issues the Series A Preferred and while any of such shares remain outstanding, if there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification, or exchange of shares), or a merger or consolidation of the Company with or into another Company, or the sale of all or substantially all of the Company's assets to ony other person, then as a part of such reorganization, merger, consolidation, or sale, provision shall be made so that the holders of the

Series A Preferred thereafter shall be entitled to receive upon conversion of the Series A Preferred, the number of shares of stock or other securities or property of the Company, or of the successor Company resulting from such merger or consolidation or sale, to which a holder of Series A Preferred deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale.

E.	Notices of Record Date. In the event of any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company, or any transfer of all or substantially all of the assets of the Company to any other Company, entity, or person, or any voluntary or involuntary dissolution, liquidating, or winding up of the Company, the Company shall mail to each holder of Series A Preferred at least 30 days prior :a the record date specified therein, a notice specifying the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and the time, if any is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation, or winding up.

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F.	Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of the Company's Common Stock on the date of conversion, as determined in good faith by the Company's directors.

G.	Reservation of Stock Issuable Upon Conversion. At such time as the Company increases its authorized capital resulting in a sufficient number of shares of Common Stock becoming available for the conversion of the Series A Preferred, the Company shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred, a number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of*, Series A Preferred.

4       Protective Provisions

Notwithstanding anything contained herein to the contrary, so long as any of the Series A Preferred shall be outstanding, the Company shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least two-thirds of the total number of shares of Series A Preferred outstanding:

A.	Alter or change the rights, preferences or privileges of the Series A Preferred by way of reverse stock split, reclassification, merger consolidation or otherwise, so as to adversely affect in any manner the voting rights including number of votes presently allowed or the conversion basis by which the shares of Series A Preferred are presently converted into shares of Common Stock.

B.	Increase the authorized number of Series A Preferred.

C.	Create any new class of shares having preferences over or being on a parity with the Series A Preferred as to dividends or assets, unless the purpose of creation of such class is, and the proceeds to be derived from the sale and issuance thereof are to be used for, the retirement of all Series A Preferred then outstanding.

D.	Repurchase any of the Company's Common Stock.

E.	Merge or consolidate with any other Company, except into or with a wholly-owned subsidiary of the Company with the requisite shareholder approval.

F.	Sell, convey or otherwise dispose of, or create or incur any mortgage, lien, charge or encumbrance on or security interest in or pledge of, or sell and leaseback, all or substantially all of the property or business of the Company.

G.	Incur, assume or guarantee any indebtedness (other than such as may be represented by the obligation to pay rent under leases) maturing more than 18 months after the date on which it is incurred, assumed or guaranteed by the Company, except purchase money obligations, obligations assumed as part of the price of property purchased, or the extension, renewal or refunding of any thereof.

5       Redemption

Subject to the applicable provisions of Delaware law, the Company, at the option of its directors, may at any time or from time to time redeem the whole or any part of the outstanding Series A Preferred. Upon redemption the Company shall pay for each share redeemed the amount of Two Dollars and Forty Cents ($2.40) per share, payable in cash, plus a premium to compensate the original purchaser(s) for the investment risk and cost of capital equal to the greater of (a) Two Dollars and Forty Cents ($2.40) per share, or (b) an amount per share equal to fifty percent (50%) of the market capitalization of the Company on the date of notice of such redemption divided by 2,000,000 (the "Redemption Premium"), the redemption amount and the Redemption Premium hereinafter being referred to as the "Redemption Price." Such redemption shall be on an all-or-nothing basis.

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At least thirty (30) days previous notice by mail, postage prepaid, shall be given to the holders of record of the Series A Preferred to be redeemed, such notice to be addressed to each such shareholder at the address of such holder appearing on the books of the Company or given to such holder to the Company for the purpose of notice, or if no such address appears or is given, at the place where the principal office of the Company is located. Such notice shall state the date fixed for redemption and the redemption price, and shall call upon the holder to surrender to the Company on said date at the place designated in the notice such holder's certificate or certificates representing the shares to be redeemed. On or after the date fixed for redemption and stated in such notice, each holder of Series A Preferred called for redemption shall surrender the certificate evidencing such shares to the Company at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If such notice of redemption shall have been duly given, and if on the date fixed for redemption funds necessary for the redemption shall be available therefore, notwithstanding that the certificates evidencing any Series A Preferred called for redemption shall not have been surrendered, the dividends, if any, with respect to the shares so called for redemption shall forthwith after such date cease and determine, except only the right of the holders to receive the redemption price without interest upon surrender of their certificates therefore.

If, on or prior to any date fixed for redemption or Series A Preferred, the Company deposits, with any bank or trust company as any trust fund, the number of shares of Common Stock of a sum sufficient to redeem, on the date fixed for redemption thereof, the shares called for redemption, with irrevocable instructions and authority to the bank or trust company to give the notice of redemption thereof (or to complete the giving of such notice if theretofore commenced) and to pay, or deliver, on or after the date fixed for redemption or prior thereto, the redemption price of the shares to their respective holders upon the surrender of their share certificates, then from and after the date of the deposit (although prior to the date fixed for redemption), the shares so called shall be redeemed and any dividends on those shares shall cease to accrue after the date fixed for redemption. The deposit shall constitute full payment of the shares to their holders and from and after the date of the deposit the shares shall no longer be outstanding and the holders thereof shall cease to be shareholders with respect to such shares, and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the redemption price of the shares without interest, upon the surrender of their certificates therefore. Any interest accrued on any funds so deposited shall be the property of, and paid to, the Company. If the holders of Series A Preferred so called for redemption shall not, at the end of six years from the date fixed for redemption thereof, have claimed any funds so deposited, such bank or trust company shall thereupon pay over to the Company such unclaimed funds, and such bank or trust company shall thereafter be relieved of all responsibility in respect thereof to such holders and such holders shall look only to the Company for payment of the redemption price.

6       Reissuance

No share or shares of Series A Preferred acquired by the Company by reason of conversion or otherwise shall be reissued as Series A Preferred, and all such shares thereafter shall be returned to the status of undesignated and unissued shares of Preferred Stock of the Company.

7       Headings or Subdivisions

The heading of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereto.

8       Severability of Provisions

If any right, preference or limitation of the Series A Preferred set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

9       Status of Reacquired Stock

Shares of Series A Preferred which have been issued and reacquired in any manner shall, upon compliance with any applicable provisions of Delaware law, have the status of authorized and unissued shares of Preferred Stock may be redesignated and reissued in any series or class.

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IN WITNESS WHEREOF, the undersigned officers of B2Digital, Incorporated, a Delaware corporation, did hereby execute this Certificate effective this 12th day of January, 2005.

/s/ Robert Russell
Robert Russell, Chief Executive Officer

/s/ Marcia Pearlstein
Marcia Pearlstein

15

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:49 PM 05/16/2006
FILED 04:39 PM 05/16/2006
SRV 060465046 - 3813471 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

B2DIGITAL, INCORPORATED, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of B2Digital, Incorporated, be amended by changing the Fourth Article thereof so that, as amended, said Article shall be read as follows:

"4. The total number of shares which the corporation shall have authority to issue is: Five Billion (5,000,000,000) shares of common stock, 8.00001 par value (the "Common Stock") and Fifty Million (50,000,000) shares of preferred stock, 8.00001 par value (the "Preferred Stock"). The Preferred Stock may be divided into and issued in series. The Board of Directors shall have the authority to divide the Preferred Stock into series and to fix and determine the voting powers, other powers, designations, preferences, rights, qualifications, limitations and restrictions of any series of Preferred Stock so established.

At close of business on the Effective Date (as defined below), of filing of this Certificate of Amendment with the Delaware Secretary of State, each one thousand (1,000) shares of the Company's Common Stock issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock of the corporation and the authorized shares of this corporation shall remain as set forth in to Certificate of Incorporation, No fractional shares shall be issued in connection with the foregoing reverse stock split. To the extent that a shareholder holds a number of shares of common stock immediately after the Effective Date that is not a whole number, such shareholder shall receive the additional fraction of a share to provide the shareholder whole share."

SECOND: That in lieu cf a meeting and vote of stockholders, the stockholders have given written consent to raid amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the amendment has been given as provided in Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective on June 15, 2006.

IN WITNESS WHEREOF, said B2Digital, Incorporated, has caused this certificate to be signed by Robert Russell, its President, this 17th day of May, 2006.

By: /s/ Robert Russell
Name: Robert Russell
Title: President

16

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:21 PM 07/05/2006
FILED 08:34 PM 07/05/2006
SRV 060641395 - 3813471 FILE

CERTIFICATE OF DESIGNATIONS, PREFERENCES, AND RIGHTS

OF THE

SERIES B CONVERTIBLE PREFERRED STOCK

OF

B2DIGITAL, INCORPORATED

B2Digital, Incorporated, a corporation organized under the and existing under the General Corporation Law of the State of Delaware (the "Corporation"),

DOES HEREBY CERTIFY:

The Corporation's Certificate of Incorporation, as amended, authorizes Fifty Million (50,000,000) shares of preferred stock, 5.00001 par value (the "Preferred Stock") and states the Board of Directors shall have the authority to divide the Preferred Stock into series and to fix and determine the voting powers, other powers, designations, preferences, rights, qualifications, limitations and restrictions of any series of Preferred Stock so established.

NOW THEREFORE pursuant to the authority contained in the Certificate of Incorporation, as amended, and in accordance with the provisions of the applicable law of Delaware, the Corporation's directors on June 26, 2006 have duly adopted the following resolutions determining the Designations, Rights and Preferences of a special class of its authorized Preferred Stock, herein designated as Series B Convertible Preferred Stock.

RESOLVED, that a special class of preferred stock of the Corporation be and are hereby created out of the Fifty Million (50,000,000) shares of preferred stock available for issuance, such series to be designed as Series B Convertible Preferred Stock, consisting of Forty Million (40,000,000) shares, of which the preferences and relative rights and qualifications, limitations or restrictions thereof (in addition to those set forth in the Corporation's Certificate of

Incorporation), shall be as stated below:

The powers. preferences and rights granted to the Series B Preferred (a) defined below) or the holders thereof are as follows:

Designation and Rank. The series of Preferred Stock shall be designated the "Series B Convertible Preferred Stock" and shall consist of Forty Million (40,000,000) shares, The Series B Preferred shall be senior to the common stock and all other shares of Preferred Stock that may be later authorized.

Voting, Liquidation, Dividends, and Redemption. Each outstanding share of Series B Convertible Preferred Stock shall have no voting rights on matters submitted to the common stockholders of the Corporation. The shares of Series B Convertible Preferred Stock shall (i) not have a liquidation preference; (ii) not accrue, earn, or participate in any dividends; and (iii) not be subject to redemption by the Corporation.

Conversion. Twelve months following the original issuance date, but not before, each outstanding share of Series B Convertible Preferred Stock may be converted, at the option of the owner, into five (5) shares of the Corporation's common stock.

The undersigned being the President and Secretary of the Corporation hereby declares under penalty of perjury that the foregoing is a true and correct copy of the Certificate of Designation of the Rights and Preferences of the Series B Convertible Preferred Stock of B2Digital, Incorporated duly adopted by the Board of Directors of the Corporation on June 26, 2006.

By: /s/ Robert Russell
Name: Robert Russell
Title: President

17

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:56 PM 07/10/2007
FILED 04:56 PM 07/10/2007
SRV 070799306 - 3813471 FILE

STATE OF DELAWARE

CERTIFICATE FOR RENEWAL
AND REVIVAL OF CHARTER

The corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

1.	The name of this corporation is B2DIGITAL, INCORPORATED

2.	Its registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange St. (street), City of Wilmington, Zip Code 19801 County of New Castle the name of its registered agent is TIM CORPORATION TRUST COMPANY

3.	The date of filing of the original Certificate of Incorporation in Delaware was 06/03/2004

4.	The date when restoration, renewal, and revival of the charter of this company is to commence is the 28 day of FEBRUARY same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

5.	This corporation was duly organized and carried on the business authorized by its charter until the 1 day of MARCH A.D. 2007, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters the last and acting authorized officer hereunto set his/her hand to this certificate this 10 day of JULY A.D. 2007 .

By: /s/ Robert Jones
Authorized Officer
Name: Robert Gordon Jones
Print or Type
Title: ACTING C.F.O.

18

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:56 PM 11/05/2007
FILED 05:45 PM 11/05/2007
SRV 071191358 - 3813471 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

B2DIGITAL, INCORPORATED, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the written consent of its members, filed with the minutes cf the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation, as amended (the "Certificate of Incorporation") of said corporation:

RESOLVED, that the Certificate of Incorporation of B2Digital, Incorporated, shall be amended by adding the following paragraph to the Fourth Article thereof:

"At close of business on the Effective Date (as defined below), of filing of this Certificate of Amendment with the Delaware Secretary of State, each two hundred (200) shares of the Company's common stock, 5.00001 par value (the "Common Stock") issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock of the corporation and the authorized shares of this corporation shall remain as set forth in the Certificate of Incorporation. No fractional shares shall be issued in connection with the foregoing reverse stock split. To the extent that a shareholder holds a number of shares of Common Stock immediately after the Effective Date that is not a whole number, such shareholder shall receive the additional fraction of a share to provide the shareholder a whole share. The outstanding Series A Convertible Preferred Stock and Series B Convertible Preferred Stock will not be subject to the reverse stock split. Further, the conversion rate of the outstanding Series A Convertible Preferred Stock and Series 13 Convertible Preferred Stock and the voting rights of the outstanding Series A Convertible Preferred Stock will not adjust as a result of the reverse stock split."

RESOLVED FURTHER, that following the reverse stock split, the Fourth Article of the Company's Certificate of Incorporation shall read as follows:

"4. The total number of shares which the corporation shall have authority to issue is: Five Billion (5,000,000,000) shares of common stock, $.00001 par value (the "Common Stock") and Fifty Million (50,000,000) shares of preferred stock, $.00001 par value (the "Preferred Stock"). The Preferred Stock may be divided into and issued in series. The Board of Directors shall have the authority by resolution, duly adopted from time to time, to divide and issue the Preferred Stock in series and to fix and determine the voting powers, other powers, designations, preferences, rights, qualifications, limitations and restrictions of any series of Preferred Stock so established."

The remaining provisions of the Certificate of Incorporation shall remain unchanged.

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the amendment has been given as provided in Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective on November 26, 2007 (the "Effective Date"). The effective date for trading purposes of the common stock may be later than the Effective Date as determined by the FINRA.

IN WITNESS WHEREOF, said B2Digital, Incorporated, has caused this certificate to be signed by Robert Russell, its President, this 2nd day of November, 2007.

By: /s/ Robert Russell

Name: Robert Russell
Title: President

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